SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 24, 2003	0-21537
Date of Report (Date of earliest event reported)	Commission File Number

PACIFIC BIOMETRICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	93-1211114
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

220 West Harrison Street, Seattle, Washington 98119
(Address of Principal Executive Offices)(Zip Code)

(206) 298-0068
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

On January 10, 2003, the Company’s Board of Directors approved a one-for-three reverse stock split of the Company’s common stock. The reverse split is subject to stockholder approval, which the Company will seek to obtain through the written consent of a majority of each class of outstanding shares. The Company believes that the reverse split will assist the Company creating flexibility to structure future transactions and investments by making more stock available for issuance. Even if the reverse split is approved by the Company’s stockholders, the Company’s Board of Directors retains the authority to determine whether such reverse split is actually effected as well as the timing of any such split.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed herewith:

Exhibit 1 — Press Release of Pacific Biometrics, Inc. dated January 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BIOMETRICS, INC.

Dated: January 24, 2003	By:	/S/ RONALD R. HELM
Ronald R. Helm Chief Executive Officer